CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated March 25, 2004, except as to Note 14 which is as of October 5, 2004, relating to the financial statements and financial statement schedule of Huron Consulting Group Inc., which appear in the Form S-1 Registration Statement (File No. 333-115434), as amended, of Huron Consulting Group Inc.

PricewaterhouseCoopers LLP

Chicago, Illinois

October 12, 2004